UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 22, 2011
Commercial Vehicle Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34365	41-1990662

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7800 Walton Parkway, New Albany, Ohio	43054

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 614-289-5360
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Supplemental Indentures
     In connection with Commercial Vehicle Group, Inc.’s (the “Company”) previously announced cash tender offers and consent solicitations (the “Tender Offers and Consent Solicitations”) with respect to all of its outstanding 8% senior notes due 2013 (the “2005 Notes”) and all of its outstanding 11%/13% third lien senior secured notes due 2013 (the “2009 Notes” and, together with the 2005 Notes, the “Notes”), the Company executed supplemental indentures (the “Supplemental Indentures”) to adopt proposed amendments (the “Proposed Amendments”) to certain provisions of (i) the Indenture, dated as of July 6, 2005 (the “2005 Notes Indenture”), pursuant to which the 2005 Notes were issued and (ii) the Indenture, dated as of August 4, 2009 (the “2009 Notes Indenture” and, together with the 2005 Notes Indenture, the “Indentures”), pursuant to which the 2009 Notes were issued. The Proposed Amendments would, among other things, (i) eliminate substantially all of the restrictive covenants contained in the Indentures, (ii) eliminate or modify certain events of default contained in the Indentures, (iii) eliminate or modify related provisions contained in the Indentures and (iv) with respect to the 2009 Notes, eliminate certain conditions to covenant defeasance contained in the 2009 Notes Indenture and release the liens in respect of the 2009 Notes. The Supplemental Indentures became effective upon execution, but the Proposed Amendments will not become effective until acceptance of the Notes for purchase by the Company.
     The foregoing description of the Supplemental Indentures is qualified in its entirety by reference to the Supplemental Indentures, copies of which are filed as Exhibit 4.1 and Exhibit 4.2 to this Current Report on Form 8-K and incorporated herein by reference.
Item 8.01 Other Events.
     On April 22, 2011, in connection with the Tender Offers and Consent Solicitations, the Company issued a press release announcing that consents had been delivered with respect to (i) $94,925,000 of the 2005 Notes, representing approximately 97.1% of the outstanding aggregate principal amount of 2005 Notes, which notes had been validly tendered (and not validly withdrawn) as of 5:00 p.m., New York City time, on April 21, 2011 (the “Consent Date”), and (ii) $47,956,282 of the 2009 Notes, representing 100.0% of the outstanding aggregate principal amount of 2009 Notes, which notes had been validly tendered (and not validly withdrawn) as of the Consent Date. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

4.1	Supplemental Indenture, dated as of April 21, 2011, among the Company, the subsidiary guarantors party thereto and U.S. Bank National Association, as trustee, with respect to the 2005 Notes.

4.2	Supplemental Indenture, dated as of April 21, 2011, among the Company, the subsidiary guarantors party thereto and U.S. Bank National Association, as trustee, with respect to the 2009 Notes.

99.1	Press Release, dated April 22, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Commercial Vehicle Group, Inc.
April 27, 2011	By:	/s/ Chad M. Utrup
		Name:	Chad M. Utrup
		Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

4.1	Supplemental Indenture, dated as of April 21, 2011, among the Company, the subsidiary guarantors party thereto and U.S. Bank National Association, as trustee with respect to the 2005 Notes.

4.2	Supplemental Indenture, dated as of April 21, 2011, among the Company, the subsidiary guarantors party thereto and U.S. Bank National Association, as trustee with respect to the 2009 Notes.

99.1	Press Release, dated April 22, 2011.